                                                           EXHIBIT 10.1
                          SERVICES AGREEMENT

     This Agreement is made and entered into as of the 1st day of January, 1994, between Enron Corp, a Delaware corporation ("Enron"), and Enron Oil & Gas Company, a Delaware corporation ("EOG").

     For and in consideration of the mutual promises and conditions contained herein, the parties hereto agree as follows:

     1. In order to assist the continued and orderly conduct of certain corporate functions currently performed by Enron for the benefit of EOG, Enron agrees to provide and EOG agrees to purchase, subject to the terms and conditions set forth herein, certain corporate staff and support services (collectively, the "Services").

     2. This Agreement shall become effective and Enron shall make the Services available to EOG pursuant to the terms of this Agreement commencing on January 1, 1994, and shall continue thereafter for a period of 5 years (unless otherwise specified herein) and from year to year thereafter unless terminated upon written notice by either party 60 days prior to the anniversary date of this Agreement.

     3. The parties understand and agree that the Services shall be substantially identical in nature and quality to the Services provided to EOG by Enron during the 12-month period prior to the effective date of this Agreement. In the event of a dispute over the nature and quality of the Services, or the calculation of Direct Charges, Operating Charges, Outsourced

Charges or Allocated Charges (as defined in Paragraph 4.(i), 4.(ii), 4.(iii) and 4.(iv) hereof, respectively) relating to Services provided to EOG hereunder, the prior practice of Enron with respect to the Services previously provided to EOG or the calculation of Direct Charges, Operating Charges, Outsourced Charges and Allocated Charges relating to such Services, as determined from the books and records of Enron and EOG, shall be conclusive as to the nature and quality of the Services and the calculation of Direct Charges, Operating Charges, Outsourced Charges and Allocated Charges relating to such Services, as the case may be.

     4. EOG, as compensation for the performance of the Services, agrees to reimburse Enron for: (i) all expenses actually incurred by Enron and readily identifiable to EOG relating to corporate staff and support services provided by Enron hereunder ("Direct Charges"), calculated in accordance with the prior practice of Enron with respect to the Services previously provided to EOG as indentified in EXHIBIT A attached hereto, which calculation shall be based on the cost of such Services to Enron (excepting the calculation of charges for "Rent and LHI" as indicated on Exhibit A for any square footage occupied during the term hereof), (ii) the actual cost of any goods or services purchased for EOG by Enron from third parties unaffiliated with Enron ("Operating Charges"), (iii) the actual cost or charge for outsourced services provided by any third party unaffiliated with Enron for EOG under an Enron or Enron affiliate agreement with such third party ("Outsourced Charges")
                                         2
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and (iv) an overhead allocation to EOG of administrative and general expenses of Enron corporate staff and support services, composed of those services as identified in Exhibit B attached hereto, and for which EOG does not receive Direct Charges ("Allocated Charges") allocated based upon the modified "Massachusetts" formula as applied to the interstate pipeline companies. Such Allocated Charges shall be payable in monthly installments; PROVIDED, however, that such Allocated Charges described in Paragraph 4.(iv) hereof during any year shall not exceed a maximum amount (the "Allocated Charge Ceiling" as such term is defined below) for such year.

     The Allocated Charge Ceiling for the year 1994 shall be $6,700,000. The Allocated Charge Ceiling for each year thereafter shall be adjusted annually, as hereinafter provided, for changes in the EOG components of the modified Massachusetts formula and for inflation; PROVIDED, however, that for the purpose of computing adjustments to the Allocated Charge Ceiling, the aggregate increase for any year shall not exceed 7.5% of the prior year's Allocated
Charge Ceiling. The incremental amount of any increase in excess of 7.5% per year shall not be considered in computing adjustments to the Allocated Charge Ceiling for such period; PROVIDED FURTHER, however, that the parties hereto agree that the Allocated Charge Ceiling may be subject to good faith renegotiation in the event of an extraordinary change in the components thereof.
                                   3
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     In the event of a change in the EOG components establishing EOG's percentage allocation of Allocated Charges pursuant to the modified Massachusetts formula, the Allocated Charge Ceiling shall be adjusted annually, to reflect such change, subject to the 7.5% limit on the aggregate increase set out above. Such annual adjustments shall be determined based upon data as of December 31 and are to be effected as soon as such information is available.

     In addition, but subject to the 7.5% limit on the aggregate increase set out above, the Allocated Charge Ceiling shall be changed based upon any change in the Consumer Price Index for all Urban Consumers as determined by the U.S. Department of Labor, Bureau of
Labor Statistics (the "CPI-U").   For the  purpose of computing such
change, the parties hereto agree that the base period for the CPI-U is "1982/84 equals 100", and the CPI-U Index number for December 1993 is
146.30. CPI-U adjustments to the Allocated Charge Ceiling shall be made annually, based upon the CPI-U Index number for the month of December for the immediately preceeding year (such adjustments are to be effected upon publication of the CPI-U Index number for such month). Whenever a change occurs from the December 1993 Index number, the Allocated Charge Ceiling shall be adjusted as follows: the Allocated Charge Ceiling for the year 1994 shall be multiplied by a fraction, the numerator of which is the published CPI-U for the most recent month of December and the denominator of which is 146.30. In the event the Bureau of

Labor Statistics shifts the CPI-U referred to herein from the "1982/84 equals 100" base period to a different base period, EOG and Enron agree to use the rebasing factors published by the Bureau of Labor Statistics for converting the "1982/84 equals 100" base period to the new applicable base. In the event (i) with respect to the CPI-U, rebasing factors are not published or (ii) the CPI-U is discontinued, a proper index or classification with appropriate adjustment factors shall be substituted by written agreement between Enron and EOG.

     If the compensation for the Services does not include sales, use, excise, value added or similar taxes, and if any such taxes are imposed on the Services after the effective date of this Agreement, then such taxes shall be paid by EOG.

     Any change in the methodology to be used for determining any Direct Charges, Operating Charges, Outsourced Charges or Allocated Charges to EOG from that being used on the effective date of this Agreement shall be on a basis determined mutually agreeable to EOG and Enron prior to the implementation of such change.

     5. Enron shall invoice EOG by the 15th working day of each month for all Direct Charges, Operating Charges, Outsourced Charges and Allocated Charges, all with respect to the preceding month. All invoices shall reflect in reasonable detail a description of the Services performed during the preceding month, and shall be due and payable on the last day of the month of the invoice. In the event of default in payment by EOG, and if such payment is not made within thirty days after written notice is sent to EOG by certified mail to the address specified below, Enron may terminate this Agreement as to those Services which relate to the unpaid portion of the invoice by giving written notice of such election to EOG. In the event of a dispute as to the propriety of invoiced amounts, EOG shall pay all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute and shall promptly notify Enron of its dispute. Enron shall provide EOG with records relating to the disputed amount so as to enable the parties to resolve the dispute. So long as the parties are attempting in good faith to resolve the dispute, Enron shall not be entitled to terminate the Services related to and by reason of the disputed charge.

     6. Any input necessary for Enron or any third party to perform any Services shall be submitted by EOG in a manner consistent with the practices utilized during the period prior to the effective date of this Agreement, which manner shall not be altered except by mutual written agreement of the parties. Should EOG's failure to supply such input render Enron's or any third party's performance of any Services unreasonably difficult, Enron or any third party, upon reasonable notice, may refuse to perform such Services until such input is supplied.

     7. EOG acknowledges that the Services shall be provided only with respect to the business of EOG. EOG will not request performance of any Services for the benefit of any entity other than EOG and its subsidiaries or affiliates. EOG represents and agrees that it will use the Services only in accordance with all applicable federal, state and local laws and regulations and communications and common carrier tariffs, and in accordance with the reasonable conditions, rules, regulations and specifications which may be set forth in any manuals, materials, documents or instructions in existence on the effective date of this Agreement and furnished by Enron to EOG. Enron or any third party reserves the right to take all actions, including termination of any particular Services, that Enron or any third party reasonably believes to be necessary to assure compliance with applicable laws, regulations and tariffs.

     8. Enron will assign to EOG all user codes, passwords or numbers, or other control or identifying cards or numbers, necessary for Enron to perform the Services. EOG assumes full responsibility for selection and use of any such codes, passwords, cards or numbers that may be permitted or required in connection with the Services involved.

     9. The Services will be of the same nature and quality as those provided to EOG during the 12-month period prior to the effective date of this Agreement.

     ALL PRODUCTS OBTAINED FOR EOG ARE AS IS, WHERE IS, WITH ALL
FAULTS.  NEITHER ENRON, ANY ENRON AFFILIATE NOR ANY THIRD PARTY
PERFORMING ANY SERVICES HEREUNDER MAKE ANY WARRANTIES OR
REPRESENTATIONS WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE

WITH RESPECT TO THE SERVICES RENDERED OR PRODUCTS OBTAINED FOR EOG.

     IN NO EVENT SHALL ENRON BE LIABLE TO EOG OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SERVICES OR FROM THE BREACH OF THIS AGREEMENT, REGARDLESS OF ENRON OR ANY THIRD PARTY FAULT. TO THE EXTENT ANY THIRD PARTY HAS LIMITED ITS LIABILITY TO ENRON FOR SERVICES UNDER AN OUTSOURCING OR OTHER AGREEMENT, EOG AGREES TO BE BOUND BY SUCH LIMITATION OF LIABILITY FOR ANY PRODUCT OR SERVICE PROVIDED TO EOG BY SUCH THIRD PARTY UNDER ENRON'S AGREEMENT.

     Enron shall have no obligation to perform the Services if its failure to do so is caused by or results from any act of God, governmental action, natural disaster, strike, failure of essential equipment or any other cause or circumstance beyond the control of Enron. Enron agrees that upon restoring service following any failure of any equipment necessary for Enron to provide any Services, Enron will allow EOG to have equal priority, in accordance with prior practice, with respect to access to the restored service. At its election, Enron may cause one or more of its subsidiaries (other than EOG), affiliates or third party contractors to provide the services called for by this Agreement; however, such action shall not release Enron from its obligations under this Agreement.

     10. In the event any portion of this Agreement shall be found by a court of competent jurisdiction to be unenforceable, that portion of the Agreement will be null and void and the remainder of the Agreement will be binding on the parties as if the unenforceable provisions had never been contained herein.

     11. This Agreement shall not be assignable by either of the parties hereto except by operation of law.

     12. This Agreement constitutes the entire agreement of the parties relating to the performance of the Services and all prior or contemporaneous written or oral agreements are merged herein. This Agreement may not be changed except by a writing signed by both parties. This Agreement shall be governed by the laws of the State of Texas.

     13. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered personally or mailed, postage prepaid, or by facsimile or telegram, as follows:

     If to Enron:

     Enron Corp.
     1400 Smith Street
     P. O. Box 1188
     Houston, Texas  77251-1188
     Attention:     Senior Vice President,
                    Chief Information, Accounting and
                    Administrative Officer
     Facsimile No.: 713-853-3920

     If to EOG:

     Enron Oil & Gas Company
     1400 Smith Street
     P. O. Box 1188
     Houston, Texas  77251-1188
     Attention:     Senior Vice President and
                    Chief Financial Officer
     Facsimile No.: 713-646-2548

Notice given by personal delivery or mail shall be effective upon actual receipt by the party to whom addressed. Notice given by facsimile or telegram shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on their behalf by their duly authorized officers.

                                   ENRON CORP.

                                   By:     Jack I. Tompkins
                                   Title:  Senior Vice President,
                                           Chief Information,
                                           Accounting and
                                           Administrative Officer

                                   ENRON OIL & GAS COMPANY

                                   By:     Walter C. Wilson
                                   Title:  Senior Vice President and
                                           Chief Financial Officer

                                   EXHIBIT A

                                 DIRECT CHARGE
                                SERVICES TO EOG
                                                                     1994 PLAN
ENE                                               CHARGE              EXAMPLE
RC#              DESCRIPTION                       BASIS              CHARGES

CHARGED TO EOG FOR DIRECT INCURRED COSTS

PENSION, THRIFT & MEDICAL
0030  Retiree Medical                            Head Count            343,188
0403  Retiree Medical (FAS 106)                  Head Count            612,844
0706  Retiree Prescription                       Head Count            313,772
2320  Savings Plan                               Head Count                  0
2321  Retirement Plan                            Head Count            500,376
2322  ESOP                                       Head Count                  0
2323  EE Life, AD&D Dep                          Head Count            186,304
2324  Long Term Disability                       Head Count            156,888
2325  Supp. Exec. Retirement Plan                Head Count            372,548
2326  ESOP Admin. Fees                           Head Count             20,592
2332  Flex Comp.-Admin. Chgs.                    Head Count             44,124
2333  Business Travel Insurance                  Head Count              2,162
2356  Adm. fees for Met Life                     Head Count            245,140
2329  Medical Plan                               Head Count          2,043,969
2330  HMO Premiums                               Head Count              2,940
2331  Drug Plan-Admin. Chrgs.                    Head Count            264,744
2336  Dental Plan                                Head Count             78,440
      TOTAL PENSION, THRIFT & MEDICAL                                5,188,031

COMPENSATION PLANS
2314  Restricted Stock                           Transactions           96,990

AVIATION
0781  Aviation Reservation Fee                   Usage                 828,850
0782  Aviation Usage                             Usage                 318,450
      TOTAL AVIATION                                                 1,147,300

                                 DIRECT CHARGE
                                SERVICES TO EOG
                                                                     1994 PLAN
ENE                                               CHARGE              EXAMPLE
RC#              DESCRIPTION                       BASIS              CHARGES

CHARGED TO EOG FOR DIRECT INCURRED COSTS

BUILDING FACILITIES & SERVICES
Building Rent & Related Costs
0566  Construction Services                      Usage                 120,000
0580  Facility Planning                          Usage                  30,000
0581  Facility Maintenance                       EB Space               57,200
0629  Corporate Security                         EB Space               74,500
0666  Recycling                                  Head Count              2,600
0692  EPCO-Churn Relocation                      Usage                   2,000
0898  Office Relocation/Furniture                EB Space               38,300
2234  Facilities Operations                      EB Space               58,900
2441  Building Utilities                         EB Space               42,000
2455  Building Rent and LHI (@ $13.50
        per square foot)                         EB Space            1,755,400
      Total Bldg. Rent & Related Costs                               2,180,900

Parking Garage Svcs. & Transp. Subs.
0060  Service Garage                             Usage                   1,020
2478  Parking                                    Usage                  43,000
2479  Pool Cars                                  Usage                       0
2334  Transportation Subsidy                     Head Count             39,220
      Total Parking Garage Svs. & Transp. Subs.                         83,240

Copy, Graphics & Audio Visual Svcs.
0217  Micrographics Services                     Usage                  16,635
0224  Forms Management                           Usage                  45,000
0226  Photographic Services                      Usage                       0
0228  Copier Center                              Usage                  80,000
0339  Artistic Services                          Usage                  60,000
0703  Audio Visual Services                      Usage                   4,900
2255  Convenience Copiers                        Usage                 100,100
      Total Copy, Graphics & Audio Visual Svcs.                        306,635

Mail, Shipping & Receiving
0103  Shipping & Receiving                       Usage                  65,000
0492  Mail Center                                Usage                 213,000
      Total Mail, Shipping & Receiving                                 278,000

                                 DIRECT CHARGE
                                SERVICES TO EOG
                                                                     1994 PLAN
ENE                                               CHARGE              EXAMPLE
RC#              DESCRIPTION                       BASIS              CHARGES

CHARGED TO EOG FOR DIRECT INCURRED COSTS

Records Related Costs
0215  Record Center Houston                      Usage                  57,000
0489  Records & Info Management                  Usage                  17,500
      Total Records Related Costs                                       74,500

Office Supplies
0493  Office Supplies                            Usage                       0

Real Estate Management
0075  EPCO Administration                        Usage                       0
0508  Real Estate Management                     Usage                       0
0752  EPCO Legal Services                        Usage                   8,805
2434  Title Survey                               Usage                       0
      Total Real Estate Management                                       8,805

Health & Employee Services
0077  Travel Department                          Usage                       0
0647  Health & Employee Svc.                     Head Count             51,204
2453  Cafeteria                                  Head Count             72,867
2454  Body Shop                                  Head Count             68,950
2460  Employee Recreation                        Head Count              8,109
2473  Special Functions                          Head Count                  0
2474  Vending                                    Head Count                  0
2475  Coffee                                     Head Count             10,174
2477  Corporate Special Events                   Head Count              8,100
      Total Health & Employee Services                                 219,404

Telecommunications
2357  Telecomm. Houston Operations               Usage                 540,491

      TOTAL BUILDING FACILITIES & SERVICES                           3,691,975

OUTSIDE PROFESSIONAL SERVICES
2349  Outside Auditing Fees                      Per AA&Co.            217,000
0408  Contract Audit Services                    Per AA&Co.            650,000
      TOTAL OUTSIDE PROFESSIONAL SERVICES                              867,000

INSURANCE
2411  Insurance Premiums/Cost                    Liab.-Hd. Cnt.      2,697,648
                                                 Prop.-Prop. Value

                                 DIRECT CHARGE
                                SERVICES TO EOG
                                                                     1994 PLAN
ENE                                               CHARGE              EXAMPLE
RC#              DESCRIPTION                       BASIS              CHARGES

CHARGED TO EOG FOR DIRECT INCURRED COSTS

DATA PROCESSING COSTS
      EIS Charges                                Usage                 327,925
      EDS Charges                                Usage               2,086,970
      TOTAL DATA PROCESSING COSTS                                    2,414,895

TOTAL DIRECT INCURRED COSTS                                         16,103,839

                                 DIRECT CHARGE
                                SERVICES TO EOG
                                                                     1994 PLAN
ENE                                               CHARGE              EXAMPLE
RC#              DESCRIPTION                       BASIS              CHARGES

CHARGED TO EOG FOR ABOVE DIRECT INCURRED COSTS

H.R. & BENEFITS RELATED
0208  Compensation & Benefits                     Head Count            74,308
0213  H.R. Svcs.-Safety                           Head Count             8,000
0319  Corporate Human Resources                   Head Count            63,994
0246  Payroll                                     Head Count           164,837
0386  H.R. Svcs.-Severance                        Head Count             2,200
0632  Special Projects Information                Head Count           258,271
0649  Benefits Accounting                         Head Count           225,776
0658  Corp. Org. Development & Training           Head Count            51,982
2242  Fair Employment                             Head Count            48,684
      TOTAL H.R. & BENEFITS RELATED                                    898,052

TREASURY, FINANCE & RISK MANAGEMENT
0410  Risk Management                            Premiums              120,200
0451  Treasury                                   Usage                 198,872
0453  Corporate Finance                          Usage                 151,136
      TOTAL TREASURY, FINANCE & RISK MANAGEMENT                        470,208

TAX
0441  State Tax Group                            Usage                  30,000
0564  Ad Valorem Tax Dept.                       Prop Basis            138,600
      TOTAL TAX                                                        168,600

LEGAL
0860  Corporate Legal                            Usage                  53,717
0861  Environmental Legal                        Usage                  40,100
2416  Legal Library                              Attny. Hd. Cnt.        24,497
      TOTAL LEGAL                                                      118,314

INVESTOR RELATIONS
0405  Investor Relations                         Usage                  88,750

MISCELLANEOUS
2381  Corp. Contributions-Houston                Actual                 69,600

TOTAL FOR CHARGES ABOVE INCURRED COSTS                               1,714,476

TOTAL DIRECT CHARGES                                                17,917,363

                                         EXHIBIT B
                                     ALLOCATED CHARGE
                                     SERVICES TO EOG
                                                              1994 PLAN
                                                        TOTAL           EOG
                                                        ENRON         EXAMPLE
ENE                                                     CORP.         CHARGES
RC#              DESCRIPTION                          INDIRECT     AT 19.38% (1)

0138  Corporate Financial Accounting                   1,745,500       338,278
1400  Enron Corp. Billing                             13,223,657     2,562,745
0137  Corporate Financial Planning                       670,500       129,943
0303  Sr. VP CIAAO                                       589,800       114,303
0304  President and COO                                1,109,600       215,040
0305  Chief of Staff                                     701,700       135,989
0308  Executive Reception                                267,900        51,919
0445  Vice President - Tax                             1,746,800       338,530
0460  Corporate Development                              734,800       142,404
0588  Sr. VP and Treasurer                               591,717       114,675
0610  Corporate Secretary                              1,490,800       288,917
0808  Govt. Affairs Public & Policy                      613,960       118,985
0866  Federal Government Affairs                       1,043,200       202,172
0870  State Governmental Affairs                         684,600       132,675
0890  Chairman and CEO                                 1,740,600       337,328
2001  Corporate Aircraft Usage                         3,087,280       598,315
2315  NQ Stock Plan                                      420,000        81,396
2317  Exec Perqs                                          54,100        10,485
2318  Employee Performance Awards                        147,000        28,489
2394  European Investor Relations                         95,000        18,411
2396  Corporate Memberships                              425,000        82,365
2397  Employee Communications                            933,600       180,932
2398  Corp. Communications                               510,100        98,857
2399  Media Relations                                    910,900       176,532
2418  Executive Board Meeting Expenses                   725,000       140,505

      TOTAL                                           34,263,114     6,640,190

(1)  Percentage calculated including all operating units and EOTT Energy
     Services